Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form F-3 No. 333-222580 and Form F-3 No. 333-217282) of Globus Maritime Limited of our report dated March 9, 2018, with respect to the consolidated financial statements of Globus Maritime Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2017.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

March 9, 2018